UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On May 18, 2005, IMPCO Technologies, Inc. (the “Company”) received a notice from The Nasdaq Stock Market Inc. (“Nasdaq”) that the Company’s securities were subject to potential delisting due to the fact that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(14), which requires the filing with Nasdaq of all reports required to be filed with the SEC on or before the date they are required to be filed with the SEC, due to the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 on a timely basis.

The Company filed its Quarterly Report on Form 10-Q on May 18, 2005 and has received a letter from Nasdaq confirming that the Company is now in compliance with the standards for continued listing on Nasdaq.

A copy of the Company’s press release announcing the receipt of the notice is attached as Exhibit 99.1 and incorporated herein by reference.

(b) The Company had notified Nasdaq, on May 16, 2005, that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(14). As described above, the Company filed its Quarterly Report on Form 10-Q on May 18, 2005.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release of IMPCO Technologies, Inc. dated May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: May 19, 2005	By:	/s/ Mariano Costamagna
Mariano Costamagna
Chief Executive Officer